BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer

BARNWELL INDUSTRIES, INC. REPORTS RECEIPT
OF PAYMENT AND DISTRIBUTION

HONOLULU, HAWAII, October 2, 2017 -- Barnwell Industries, Inc. (NYSE American: BRN) announced that Kaupulehu Developments, Barnwell's 77%-owned real estate partnership, received a priority payment of $2,500,000, on September 29, 2017 of which Barnwell's share is $1,652,000.  The Company will recognize a gain from this receipt in its quarter ended September 30, 2017.

In addition, Barnwell's subsidiaries, KD Kona 2013 LLLP and Barnwell Hawaiian Properties, Inc., received distributions in September totaling $714,000 from the venture in which they invested in November of 2013.

Alexander C. Kinzler, Barnwell's CEO and President, commented "The total of $2,366,000 in cash received will improve our liquidity and reflects the success of our investments made at Kaupulehu in 2013.  The impact of these receipts will be reflected in our September 30, 2017 year-end financials."

The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements.  Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.